EXHIBIT 99.3

WRKCo Inc.

WestRock Company

Offer to Exchange up to $500,000,000 3.000% Senior Notes due 2024 and the guarantees thereof for a Like Principal Amount of 3.000% Senior Notes due 2024 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2024 Notes Exchange Offer”);

Offer to Exchange up to $600,000,000 3.750% Senior Notes due 2025 and the guarantees thereof for a Like Principal Amount of 3.750% Senior Notes due 2025 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2025 Notes Exchange Offer”);

Offer to Exchange up to $750,000,000 4.650% Senior Notes due 2026 and the guarantees thereof for a Like Principal Amount of 4.650% Senior Notes due 2026 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2026 Notes Exchange Offer”);

Offer to Exchange up to $500,000,000 3.375% Senior Notes due 2027 and the guarantees thereof for a Like Principal Amount of 3.375% Senior Notes due 2027 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2027 Notes Exchange Offer”);

Offer to Exchange up to $600,000,000 4.000% Senior Notes due 2028 and the guarantees thereof for a Like Principal Amount of 4.000% Senior Notes due 2028 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2028 Notes Exchange Offer”); and

Offer to Exchange up to $750,000,000 4.900% Senior Notes due 2029 and the guarantees thereof for a Like Principal Amount of 4.900% Senior Notes due 2029 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2029 Notes Exchange Offer” and, together with the 2024 Notes Exchange Offer, the 2025 Notes Exchange Offer, the 2026 Notes Exchange Offer, the 2027 Notes Exchange Offer and the 2028 Notes Exchange Offer, the “exchange offers” and each an “exchange offer”).

Pursuant to the Prospectus or the Canadian Offering Memorandum (as applicable), dated January 16, 2019

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

WRKCo Inc., a Delaware corporation (the “Issuer”), and WestRock Company, a Delaware corporation (“Parent”) hereby offer to exchange, upon and subject to the terms and conditions set forth in the prospectus dated January 16, 2019 (the “Prospectus”) or the separate Canadian offering memorandum dated January 16, 2019 (the “Canadian Offering Memorandum”), as applicable, and the related letter of transmittal (the “Letter of Transmittal”), $500,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 3.000% Senior Notes due 2024 (the “Original 2024 Notes”) and the guarantees thereof for an equivalent amount of registered 3.000% Senior Notes due 2024 (the “Exchange 2024 Notes”) and the guarantees thereof, $600,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 3.750% Senior Notes due 2025 (the “Original 2025 Notes”) and the guarantees thereof for an equivalent amount of registered 3.750% Senior Notes due 2025 (the “Exchange 2025 Notes”) and the guarantees thereof, $750,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 4.650% Senior Notes due 2026 (the “Original 2026 Notes”) and the guarantees thereof for an equivalent amount of registered 4.650% Senior Notes due 2026 (the “Exchange 2026 Notes”) and the guarantees thereof, $500,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 3.375% Senior Notes due 2027 (the “Original 2027 Notes”) and the guarantees thereof for an equivalent amount of registered 3.375% Senior Notes due 2027 (the “Exchange 2027 Notes”) and the guarantees thereof, $600,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 4.000% Senior Notes due 2028 (the “Original 2028 Notes”) and the guarantees thereof for an equivalent amount of registered 4.000% Senior Notes due 2028 (the “Exchange 2028 Notes”) and the guarantees thereof and $750,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 4.900% Senior Notes due 2029 (the “Original 2029 Notes” and, together with the Original 2024 Notes, the Original 2025 Notes, the Original 2026 Notes, the Original 2027 Notes and the Original 2028 Notes, the “Original Notes” and each an “Original Note”) and the guarantees thereof for an equivalent amount of registered 4.900% Senior Notes due 2029 (the “Exchange 2029 Notes” and, together with the Exchange 2024 Notes, the Exchange 2025 Notes, the Exchange 2026 Notes, the Exchange 2027 Notes and the Exchange 2028 Notes, the “Exchange Notes” and each an “Exchange Note”) and the guarantees thereof. The Exchange Notes will be guaranteed by Parent, WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”), and WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT” and, together with WRK MWV, the “Subsidiary Guarantors” and, together with WRK MWV and Parent, the “Guarantors”). The Original Notes and the Exchange Notes are sometimes referred to in this letter together as the “Notes” and all references to the Notes include references to the related guarantees. Capitalized terms not defined herein shall have the meaning ascribed to them in the Prospectus or the Canadian Offering Memorandum, as applicable.

The exchange offers are intended to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated as of August 24, 2017, relating to the Original 2024 Notes and Original 2027 Notes, among the Issuer, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. (“SMBC”), TD Securities (USA) LLC, HSBC Securities (USA) Inc. (“HSBC”), MUFG Securities Americas Inc. (“MUFG”) and Rabo Securities USA, Inc. (“Rabo”), as representatives of the initial purchasers named therein, in the Registration Rights Agreement, dated March 6, 2018, relating to the Original 2025 Notes and Original 2028 Notes, among the Issuer, the Subsidiary Guarantors and Wells Fargo Securities, LLC (“Wells Fargo”), Merrill Lynch, Mizuho Securities USA LLC, MUFG, Scotia Capital (USA) Inc., SMBC and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers named therein, and in the Registration Rights Agreement, dated December 3, 2018, relating to the Original 2026 Notes and Original 2029 Notes, among the Issuer, the Guarantors and Merrill Lynch, HSBC, Rabo, SMBC and Wells Fargo, as representatives of the initial purchasers named therein. As set forth in the Prospectus and the Canadian Offering Memorandum, the terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes.

Please contact your clients for whom you hold Original Notes regarding the exchange offers. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, the following documents are enclosed:

1.	Prospectus;

2.	Canadian Offering Memorandum;

3.	The Letter of Transmittal for your use and for the information of your clients;

4.

A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offers. Please ensure that you obtain the information provided in Appendix A attached thereto with respect to any clients that are Canadian residents and forward the same to the Exchange Agent; and

5.	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included with the Letter of Transmittal).

Your prompt action is requested. The exchange offers will expire at 12:00 a.m., New York City time, on February 13, 2019, subject to the Issuer’s right to extend the expiration date for any exchange offer (such date and time, the “Expiration Date”). Any Original Notes tendered pursuant to the exchange offers may be withdrawn at any time prior to the Expiration Date.

The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus, the Canadian Offering Memorandum and related documents to the beneficial owners of the Original Notes held by them as nominee or in a fiduciary capacity. The Issuer has not retained any dealer-manager in connection with the exchange offers and will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers.

To participate in the exchange offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or an Agent’s Message (as defined in the Letter of Transmittal) stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus or the Canadian Offering Memorandum (as applicable).

Any inquiries you may have with respect to the exchange offers or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

WRKCo Inc.

WestRock Company

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS, THE CANADIAN OFFERING MEMORANDUM OR THE LETTER OF TRANSMITTAL.

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